ADMINISTRATIVE SERVICES AGREEMENT



      AGREEMENT  made this _____ day of  ____________________,  1991, between The GCG Trust ("the Trust"), a Massachusetts business trust, and Directed Services, Inc. (the "Administrator" or "DSI"), a New York corporation (the "Agreement").

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");and

      WHEREAS, the Administrator is engaged in the business of rendering consulting, administrative, and other services with respect to financial services and products; and

     WHEREAS, the Trust initially established seven series designated as the Liquid Asset Series, the Limited Maturity Bond Series, the All-Growth Series, the Natural Resources Series, the Real Estate Series,
the   Fully  Managed  Series,  and  the  Multiple  Allocation  Series
(collectively, the "Initial Series"), and the Trust has entered into a Management Agreement with DSI under which DSI provides management and administrative series to each of the Initial Series; and

      WHEREAS, the Trust intends to offer shares in additional series shown in the attached "Schedule A" (the Series), and the Trust may offer shares of additional series in the future;

      WHEREAS, the Trust desires to avail itself of the services of the Administrator for the provision of administrative and other services for the Series; and

     WHEREAS, the Administrator is willing to render such services to the Series;

      NOW THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

1.    Appointment.   The Trust hereby appoints the  Administrator  to
  provide administrative services, as described herein, with respect to the Series designated on Schedule A of this Agreement (each a "Series") subject to the direction of the Board of Trustees for the
  period  and  on  the  terms  set  forth  in  this  Agreement.   The
  Administrator accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

  In the event the Trust establishes one or more series other than the Series with respect to which it desires to retain the Administrator to render administrative services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render such services it shall notify the Trust in writing, whereupon such series shall become a Series hereunder.

2.     Services  of  the  Administrator.   Subject  to  the   general
  supervision of the Board of Trustees of the Trust, the Administrator shall provide the following administrative and other services with respect to the Series;

  (a) Coordinate all matters relating to the functions of the Series' investment adviser, sub-adviser, if any, custodian, transfer agent, dividend disbursing agent, recordkeeping agent (including pricing and valuation of the Series' portfolios), accountants, attorneys, and other parties performing services or operational functions for the Series;

  (b) Provide the Series, at the Administrator's expense, with the services of the sufficient number of persons competent to perform such administrative and clerical functions as are necessary to provide effective supervision and administration of the Series;

  (c) Maintain or supervise, as the case may be, the maintenance by the investment adviser, sub-adviser, or third parties approved by the Trust of such books and records of the Series as may be required by applicable federal or state law;

  (d) Prepare or supervise the preparation by third parties approved by the Trust of all federal, state, and local tax returns and reports of the Series required by applicable law;

  (e) Prepare, file and arrange for the distribution of proxy materials and periodic reports to shareholders of the Trust as required by applicable law:

  (f) Prepare and arrange for the filing of such registration statements and other documents with the Securities and Exchange
  Commission ("SEC") and other federal and state regulatory authorities as may be required by applicable law;

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  (g)  Take such other action with respect to the Series, as may be required by applicable law, including without limitation the rules and regulations of the SEC and other regulatory agencies;

  (h) Provide the Series at the Administrator's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for its operations as contemplated in this Agreement;

  (i) Render to the Board of Trustees of the Trust such periodic and special reports respecting the Series as the Board may reasonably request; and

  (j) Make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Series.

3.   Conformity with Applicable Law.      The Administrator, in the
  performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Trust and with the instructions and directions of the Board of Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

4. Exclusivity. The services of the Administrator to the Series under this Agreement are not to be deemed exclusive, and the Administrator, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.

5. Records. The Administrator agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Adminstrator with respect to the Series by the 1940 Act. The Administrator further agrees that all records which it maintains for the Series are the property of the Trust and it will promptly surrender any of such records upon request.

6. Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its activities under this Agreement, except such expenses as


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are assumed
  by the Trust or Series under this Agreement and such expenses as are assumed by the investment adviser under an investment advisory agreement or a sub-adviser under a sub-advisory agreement. The Administrator further agrees to pay all salaries, fees and expenses of any officer or director of the Trust who is an officer, director or employee of the Administrator or any of its affiliates. The Trust or Series, as appropriate, shall be responsible for all of the expenses of its operations including, but not limited to, the following expenses:

  (a) Expenses of all audits by the Trust's independent public accountants;

  (b) Expenses of the Series' transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

  (c) Expenses of the Series' custodial services including recordkeeping services provided by the custodian;

  (d) Expenses of obtaining quotations for calculating the value of each Series' net assets;

  (e) Expenses of obtaining Portfolio Activity Reports and Analyses of International Management Reports (as appropriate) for each Series;

  (f)    Expenses of maintaining the Trust's tax records;

  (g) Salaries and other compensation of any of the Trust's executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the investment adviser, sub-adviser, if any, the Administrator or an affiliate thereof;

  (h)    Taxes levied against the Trust;

  (i) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Trust;

  (j)    Costs, including the interest expense, of borrowing money;

  (k) Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the


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Trust's existence, and the
  registration of shares with federal and state securities or insurance authorities;

  (l) The Trust's legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares or sale;

  (m) Costs of printing stock certificates representing shares of the Trust;

  (n) Trustee' fees and expenses to trustees who are not officers, employees, or stockholders of the investment adviser, sub-adviser, the Administrator or any affiliate thereof;

  (o)    The Trust's pro rata portion of the fidelity bond required by
  Section 17 (g) of the 1940 Act, or other insurance premiums;

  (p)    Association membership dues;

  (q) Extraordinary expenses as may arise, including expenses incurred in connection with litigation, proceedings, and other claims (unless the Administrator is responsible for such expenses under Section 8 of this Agreement, the investment adviser is responsible for such expenses under an investment advisory agreement with the Trust, or the sub-adviser agreement), and the legal obligations of the Trust to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and

  (r) Organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions;

  (s) Fees and expenses of data processing, recordkeeping, and financial accounting services rendered to the Trust;

7. Compensation. For the services provided and the expenses borne by the Administrator pursuant to Section 2 of this Agreement, the Trust shall pay to the Administrator the fee stated in the attached Schedule B.

8. Liability of the Administrator. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Trust and the Administrator agree that the Administrator, any affiliated person of the Administrator,

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and each person, if any,
who, within the meaning of Section 15 of the 1933 Act controls the Administrator, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement.

9. Continuation and Termination. This Agreement shall take effect as of the date first written above, and shall continue in effect, unless sooner terminated as provided herein, for two (2) years from such date and shall continue from year to year thereafter with respect to each Series so long as such continuance is specifically approved at least annually (i ) by the vote of a majority of the Board of Trustees of the Trust, and (ii) by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust or the Administrator, cast in person at a meeting called for the purpose of voting on such approval.

This Agreement may be terminated, in its entirety or with regard to any Series hereunder, by the Trust at any time, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Trust on sixty (60) days' written notice to the Administrator, or by the Administrator at any time, without the payment of any penalty, on sixty (60) days' written notice to the Trust.

10. Assignment. This Agreement may be assigned by either party only upon the prior written consent of the other party.

11. Independent Contractor. The Administrator shall for all purposes herein by deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have not authority to act or represent the Trust in any way or otherwise be deemed its agent.

12. Notice. Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall be duly given if mailed or delivered to the Administrator at 909 Third Avenue, New York, New York 10022, or at such other address or to such individual as shall be specified by the Administrator to the Trust. Notices of any kind to be given to the Trust by the


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Administrator shall be in writing and
shall be duly given if mailed or delivered to 909 Third Avenue, New York, New York 10022 or at such other address or to such individual as shall be specified by the Trust to the Administrator.

13. Trust Obligation. A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of the Trust by the Trustee of the Trust in his or her capacity as Trustee and not individually. The obligations of this Agreements shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.

14. Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

15.  Miscellaneous.

(a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or any rules or order of the SEC thereunder.

(b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their afficers designated below on the day and year first above written.



                                   THE GCG TRUST


                                   By:
--------------------------------      -------------------------------
Attest                             Title
Title


                                   DIRECTED SERVICES, INC.


                                   By:
--------------------------------      -------------------------------
Attest                             Title
Title





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                               SCHEDULE A
               TO THE ADMINISTRATION SERVICES AGREMEEMENT


        The Series of The GCG Trust, as described in Section 1 of the attached Administration Services Agremeement, to which Directed Services, Inc. shall act as Administrator, are as follows:

       The Masters Series
       The Intermediate Bond Series
       The Fund For Life Series

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                              SCHEDULE B
               COMPENSATION FOR SERVICES TO SERIES

     For the services provided by Directed Services, Inc. (the "Administrator") to the following Series of The GCG Trust, pursuant to the attached Administrative Services Agreement, the Trust will pay the Administrator a fee, accrued daily and payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of the Series:

       SERIES                            FEE

       The Masters Series                .20%
       The Intermediate Bond Series      .20%
       The Fund For Life Series          .20%

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